                                                               EXHIBIT (a)(1)(E)

                          Offer to Purchase for Cash
                    all outstanding Shares of Common Stock

                                      of

                              THE WMF GROUP, LTD.

                                      at

                              $8.90 net per Share

                                      by

                PRUDENTIAL MORTGAGE CAPITAL ACQUISITION CORP.,

                         a wholly owned subsidiary of

                   PRUDENTIAL MORTGAGE CAPITAL COMPANY, LLC

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        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
                NEW YORK CITY TIME, ON TUESDAY, JUNE 20, 2000,
                         UNLESS THE OFFER IS EXTENDED.
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                                                                   May 23, 2000

To Our Clients:

  Enclosed for your consideration is an Offer to Purchase dated May 23, 2000 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by Prudential Mortgage Capital Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Prudential Mortgage Capital Company, LLC, a Delaware limited liability company ("Prudential Mortgage"), to purchase shares of common stock, par value $.01 per share (the "Shares"), of The WMF Group, Ltd., a Delaware corporation ("WMF"), at $8.90 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to stockholders of WMF from the Chairman of the Board of Directors of WMF accompanied by WMF's Solicitation/Recommendation Statement on Schedule 14D-9.

  We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used to tender Shares held by us for your account.

  We request instructions as to whether you wish to tender any of or all the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

  Your attention is directed to the following:

    1. The offer price is $8.90 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.

    2. The Offer is being made for all outstanding Shares.

    3. The Offer is being made pursuant to the Agreement and Plan of Merger dated as of May 10, 2000 (the "Merger Agreement"), among the Purchaser, Prudential Mortgage and WMF pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into WMF, with WMF surviving the merger as a wholly owned subsidiary of
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  Prudential Mortgage (the "Merger"). In the Merger, each outstanding Share
  (other than Shares owned by WMF or any direct or indirect wholly owned subsidiary of WMF or by stockholders, if any, who are entitled to and who properly exercise appraisal rights under Delaware law) will be converted into the right to receive $8.90 per Share, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

    4. The Board of Directors of WMF has unanimously approved the Merger Agreement, and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, and determined that the Offer and the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to, and in the best interests of, the stockholders of WMF and recommends that the stockholders of WMF accept and tender their Shares pursuant to the Offer.

    5. The Offer is conditioned upon, among other things, (1) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 having expired or been terminated, and (2) there being validly tendered and not properly withdrawn prior to the Expiration Date Shares owned by each of Capricorn Investors II, L.P., Capricorn Holdings, Inc., Demeter Holdings Corporation, Phemus Corporation, Commonwealth Overseas Trading Company Limited, Mohammed A. Al-Tuwaijri, J. Roderick Heller, III, John D. Reilly and Shekar Narasimhan representing in total approximately 65% of the outstanding Shares on a fully diluted basis. Certain other conditions to the Offer are described in Section 14 of the Offer to Purchase.

    6. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, June 20, 2000, unless the Offer is extended by the Purchaser.

    7. The Purchaser will pay any stock transfer taxes with respect to the transfer and sale of Shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  If you wish to have us tender any of or all your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise specified below. Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

  In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by Wilmington Trust Company (the "Depositary"), of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures described in Section 2 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the offer price for tendered Shares, whether or not the Purchaser exercises its right to extend the Offer.

  The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

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              INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                              THE WMF GROUP, LTD.
                                      BY
                PRUDENTIAL MORTGAGE CAPITAL ACQUISITION CORP.,
                         A WHOLLY OWNED SUBSIDIARY OF
                   PRUDENTIAL MORTGAGE CAPITAL COMPANY, LLC

  The undersigned acknowledges receipt of your letter enclosing the Offer to Purchase, dated May 23, 2000, of Prudential Mortgage Capital Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Prudential Mortgage Capital Company, LLC, a Delaware limited liability company, and the related Letter of Transmittal, relating to shares of common stock, par value $.01 per share of The WMF Group, Ltd., a Delaware corporation (the "Shares").

  This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned upon the terms and subject to the conditions set forth in such Offer to Purchase and the related Letter of Transmittal.

Dated:                                    Signature(s)

_____________________________________     _____________________________________


Number of Shares to be Tendered*          _____________________________________

______________________________ Shares     _____________________________________

                                          _____________________________________

                                          Please Print names(s)
                                          Address

                                          _____________________________________

                                          _____________________________________

                                          _____________________________________

                                          _____________________________________

                                          (Include Zip Code)
                                          Area Code and Telephone No.

                                          _____________________________________

                                          Taxpayer Identification or Social
                                          Security No.

                                          _____________________________________
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* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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